                       SECOND AMENDMENT TO LEASE AGREEMENT
                           [Joint Facility Agreement]

      THIS SECOND AMENDMENT TO LEASE AGREEMENT ("Amendment") is executed and entered into effective as of this 7th day of June, 1994, by and between NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY ("Landlord"), a public body corporate and politic duly organized under the laws of the State of New Jersey, and PAVILION PARTNERS (f/k/a Sony Music/PACE Partnership) ("Tenant"), a Delaware general partnership.

                                R E C I T A L S:

      A. Landlord and Tenant have executed and entered into that certain Lease Agreement ("Original Lease") dated February 9, 1994, pursuant to which Landlord agreed to demise, lease and rent to the Tenant, upon the terms, conditions and provisions contained therein, a certain tract of land located in Camden, New Jersey and bounded on the north by Wiggins Park, on the west by the Delaware River, on the east by Delaware Avenue, and on the south by Clinton Street (extended).

      B. Landlord and Tenant have previously amended the Original Lease pursuant to (i) that certain First Amendment to Lease dated March 11, 1994 and (ii) those certain letters provided by Tenant to Landlord and dated, respectively, March 31, 1994, April 15, 1994, April 22, 1994 and April 29,1994 (collectively, the "Prior Amendments") (as so amended, the Original Lease is herein called the "Lease").

      C. Landlord and Tenant desire to further amend certain provisions contained in the Lease as more fully set forth below.

                                    AMENDMENT

      NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:

      Section 1. Defined Terms.

            1.1 All capitalized terms used herein which are not specifically defined pursuant to the provisions hereof shall have the respective meanings assigned pursuant to the provisions of the Lease.

            1.2 The term "Budgeted Soft Cost Amount" appearing in Section 101 of the Lease is hereby amended to read as follows:

                  "Budgeted Soft Cost Amount" shall mean $5,500,000, the
            aggregate amount of Soft Costs (including previously expended amounts) which the Tenant budgets for the completion and opening of the Amphitheater.

            1.3 The term "Commencement Date" appearing in Section 101 of the Lease is hereby amended by adding a new clause (iv) to read as follows:

                           or (iv) September 15, 1994.

            1.4 The term "Hard Costs" appearing in Section 101 of the Lease is hereby amended in its entirety to read as follows:

                  "Hard Costs" shall mean all the Costs of the Initial Project other than Soft Costs. Hard Costs shall include, without limitation, those types and categories of costs related to the construction of the Amphitheater which are listed and identified on Exhibit "E=1" attached hereto.

            1.5 The term "SJPAC Proceeds" appearing in Section 101 of the Lease is hereby amended in its entirety to read as follows:

                  "SJPAC Proceeds" shall mean the amount, if any, paid by SJPAC to the Landlord under, pursuant to and in accordance with the SJPAC Lease. It is anticipated that the SJPAC Proceeds will be $3,940,000.

      Section 2. Conditions Precedent. The provisions contained in Section 404 of the Lease are hereby amended as follows:

            Section 2.1 The Landlord hereby agrees that its obligations under the Lease are no longer conditioned upon any of the matters contained in clauses (e), (f), (g) and (i) of Section 404 of the Lease. Accordingly, clauses (e), (f), (g) and (i) of Section 404 of the Lease are hereby deleted in their entirety.

            Section 2.2 The Tenant hereby agrees that its obligations under the Lease are no longer conditioned upon any of the matters contained in clauses (c) and (o) of Section 404 of the Lease. Accordingly, clauses (c) and (o) of Section 404 of the Lease are hereby deleted in their entirety. At such time as the Lease is amended in a manner acceptable to the Tenant's environmental counsel which delineates the obligations and responsibilities of the Landlord and the Tenant with respect to any subsequent environmental remediation which may be required at the Premises as a result of an amendment to the Environmental Documents hereafter adopted by DEPE, the Tenant agrees that it will execute with the Landlord a further amendment to the Lease which will reflect that the condition contained in clause (k) of Section 404 is deleted.

            Section 2.3 The phrase "February 28, 1994" appearing in clause (t) of Section 404 is hereby amended to be a reference to "June 30, 1994".

            Section 2.4 The phrase "in a form and content acceptable to the Landlord in its sole and absolute discretion" appearing at the end of
      Section 404(m)(ii) of the Lease is hereby deleted and replaced with the following:

                  in a form and content which contains substantially the same provisions that affect the Landlord's rights or obligations thereunder as are contained in the most recent draft of the SJPAC Three Way Agreement which has been previously provided to the Landlord.

            Section 2.5 A new clause (s) is hereby added at the end of Section 404 of the Lease to read as follows:

                  (s) The Landlord hereby agrees that it will exercise its
            reasonable best efforts to cause each of the conditions precedent contained in clauses (A), (B), (C), (D), (F), (G) and (I) of Section 404(h) hereof to be satisfied as soon hereafter as is reasonably practicable.

            Section 2.6 Section 404(a)(ii) of the Lease is hereby amended by (x) inserting the word "and" at the end of clause (A) and before clause (B) and (y) deleting all of clause (C).

      Section 3. Construction of the Amphitheater. The Landlord has guaranteed to the Tenant that the Initial Project will be constructed and completed on time and on budget. In furtherance of this agreement, the provisions of Article V of the Lease are hereby amended as follows:

            Section 3.1 Sections 501 and 502 of the Lease are hereby amended in their entirety to read as follows:

                  Section 501. Design of the Project. The Landlord and the
            Tenant hereby agree that the current design ("Base Design") of the Initial Project is described in the November Plans and Specifications (as such term is defined in Section 511 hereof), with the additions and deletions thereto indicated in Exhibit "P" attached hereto. To avoid any ambiguity or uncertainty, it is recognized and acknowledged that the Base Design (i) includes in it all of the Rejected Recommended Deletion Items (herein defined) and
            (ii) excludes all of the Rejected Recommended Addition Items (herein defined). The Tenant has advised the Landlord that the Tenant will be effecting certain design changes ("Pre-GMP Design Changes") to the Base Design prior to the determination of the Final GMP Amount. On or before July 8, 1994 ("70% Plan Delivery Deadline"), the Tenant shall cause the Architect to prepare and deliver a set of 70% Plans (as such term is defined in Section 511 hereof) which are consistent with the Agreed Plans. As used herein, the following terms shall have the meanings indicated:

                        (a) "Agreed Plans" shall mean the November Plans and
                  Specifications, as modified by (i) the additions and deletions in Exhibit "P" and (ii) the Pre-GMP Design Changes.

                        (b) "Pre-GMP Design Change Cost Amount" shall mean the
                  amount (if any), as determined in good faith by the Acceptable Construction Company that enters into the Master Construction Contract with the Tenant, by which the Final GMP Amount exceeds what the Final GMP Amount would have been without the Pre-GMP Design Changes, taking into account all additional costs and all cost savings related to, arising out of or effected by the Pre-GMP Design Changes. The Pre-GMP Design Change Cost Amount shall be deemed to equal $0.00 for all purposes hereof if the Final GMP Amount is equal to or less than what the Final GMP Amount would have been without the Pre-GMP Design Changes.

                        (c) "Pre-GMP Design Change Savings Amount" shall mean
                  the amount (if any), as determined in good faith by the Acceptable Construction Company that enters into the Master Construction Contract with the Tenant, by which the Final GMP Amount is less than what the Final GMP Amount would have been without the Pre-GMP Design Changes, taking into account all additional costs and all cost savings related to, arising out of or effected by the Pre-GMP Design Changes. The Pre-GMP Design Change Savings Amount shall be deemed to be $0.00 for all purposes hereof if the Final GMP Amount is equal to or more than what the Final GMP Amount would have been without the Pre-GMP Design Changes.

                        (d) "Non-Special Savings Amount" shall mean that portion
                  of the Pre-GMP Design Change Savings Amount that is allocable or attributable to the Pre-GMP Design Changes that do not relate to the Special Extra Cost Items.

                        (e) "Rejected Recommended Deletion Items" shall mean
                  those design elements of the Initial Project contained in the November Plans and Specifications which (i) were recommended to be deleted from the design of the Initial Project in the Suggested Cost Reductions ("SCR's") or Budget Control Report #3 ("BCR's") and (ii) are not included in the list of items to be deleted from the design of the Initial Project in Exhibit "P" attached hereto. The "Rejected Recommended Deletion Items" shall include, without limitation, the Special Extra Cost Items.

                        (f) "Rejected Recommended Addition Items" shall mean
                  those design elements that (i) were recommended to be added to the design of the Initial Project in the SCR's or the BCR's and (ii) are not included in the list of items to be added to the design of the Initial Project in Exhibit "P" attached hereto.

                  Section 502. Construction of the Project.

                        (a) Guaranteed Maximum Price Contract. The Landlord and
                  the Tenant shall hereafter work together and cooperate in a concerted effort to cause an Acceptable Construction Company to enter into, as soon after the date hereof as is reasonably practicable, a Guaranteed Maximum Price Construction Contract (herein called the "Master Construction Contract") with the Tenant in a form reasonably acceptable to the Tenant pursuant to which such Acceptable Construction Company shall (a) be obligated to construct and complete the Initial Project in accordance with the set of 70% Plans prepared and delivered pursuant to the provisions of Section 501 hereof by the Architect and (b) guarantee that the total sum of all Hard Costs will not exceed a specified amount (such amount being herein called the "guaranteed maximum price" or "GMP"). In furtherance of the foregoing, the Landlord shall have the right to participate in negotiations with such Acceptable Construction Company with respect to (i) the amount of the GMP to be included in the Master Construction Contract, (ii) the payment by such Acceptable Construction Company of liquidated damages to the Tenant in the event that Substantial Completion does not occur on or before the Completion Deadline and (iii) such other provisions, to the extent reasonably acceptable to the Tenant, which may be necessary to provide reasonable checks and protections to the Landlord in relation to the risks undertaken by it pursuant to the contractual provisions of Section 520 hereof. It is hereby understood, recognized and acknowledged that such Acceptable Construction Contractor has the ultimate right to propose the amount of the GMP in its sole discretion and neither the Landlord nor the Tenant can control the amount so proposed. Amounts may be included in the GMP by such Acceptable Construction Company, in its discretion, for (i) substitution of scarce or otherwise difficult to obtain materials or (ii) acceleration of the work schedule to meet the completion deadline. Any such amounts so included as a part of the GMP shall not be treated as being caused by any Pre-GMP Design Changes, unless, and only to the extent that, such amounts are directly attributable to the existence of a design element added by the Pre-GMP Design Changes. The GMP ultimately contained in the Master Construction Contract shall be herein referred to as the "Final GMP Amount." The Master Construction Contract shall give the Landlord the right, but not the obligation, to assume the Tenant's obligations and rights thereunder if the Tenant should default. Construction should be designed to avoid to the extent possible any material impact on the ingress and egress of the South Jersey Port Corporation.

                        (b) Consultation with the Landlord. The Tenant hereby
                  grants to the Landlord the right and authority to consult with the Tenant in connection with all construction decisions and processes. In that connection, the following provisions shall apply,

                              (1) The Tenant will, at the Landlord's request,
                        provided at any time or from time to time during the construction phase of the Initial Project, accelerate the construction process by ordering the general contractor to place additional personnel at the construction site, to add additional construction shifts or to work overtime. If the Landlord requests that the Tenant cause the general contractor to accelerate its work schedule, then the Landlord shall be required to deposit in the Construction Fund an amount of funds equal to the general contractor's agreed upon additional price for such accelerated work schedule.

                              (2) No change order which (i) would cause the
                        Final GMP Amount to increase or (ii) would cause the general contractor's completion deadline provided for in the Master Construction Contract ("Contractor's Deadline") to be extended shall be approved or authorized by the Tenant without the prior approval of the Landlord. Notwithstanding the foregoing, the Tenant may unilaterally authorize and approve any change order otherwise prohibited pursuant to the provisions hereof so long as the Tenant (x) deposits into the Construction Fund an amount of money equal to the increase in the Final GMP Amount which is attributable to such change order at such time as that amount is determined and (y) agrees, in writing, for the benefit of the Landlord that the Completion Deadline is extended by the amount of time, if any, that the Contractor's deadline is extended.

                              (3) The Landlord shall have the right to
                        participate and consult with the Tenant in connection with the submission of draw requests made pursuant to the provisions of Section 510 hereof.

                              (4) Pursuant to the critical path schedule for
                        construction of the Amphitheater which has been, or soon hereafter will be, finalized, certain construction materials must be ordered and purchased before the Commencement Date. The Landlord and the Tenant shall each pay one-half of all costs and expenses related to such construction material purchases which become due and payable prior to the Commencement Date.

                        (c) As Built Plans and Warranties. Upon completion of
                  construction of the Amphitheater the Tenant shall deliver to the Landlord (i) a detailed "as built" survey which shows in detail the footprint of the Amphitheater and the related improvements such as utilities, easements, landscaping, roads, location of ingress and egress to and from the Amphitheater, curbs, gutters, lighting and location of signs and (ii) copies of all warranties, service and maintenance agreements and equipment manuals related to the Amphitheater.

                        (d) Affirmative Action. The Tenant agrees to commit to
                  an affirmative action policy with respect to the construction of the Amphitheater i.e., a goal of 25% of Minority Business Enterprise contracts and 25% of minority man-hours in the construction trade.

                        (e) Construction Services. All construction work shall
                  be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, codes, rules, regulations and requirements, and in accordance with the standard if any, of the Board of Fire Underwriters, or other organizations exercising the functions of a Board of Fire Underwriters whose jurisdiction include the Premises.

                        (f) Construction Quality. All materials and workmanship
                  shall be of good quality, and upon completion of construction, the Initial Project will be structurally safe and sound, and all parts thereof and all mechanical equipment therein and all utilities serving the Initial Project will be in good and working order and will have been properly installed, tested, and paid for, and in case of repairs, restoration, changes, additions, alterations, or improvements, shall be at least equal to the original.

                        (g) [Intentionally left blank]

                        (h) Commencement of Construction.

                              (1) The Tenant shall forthwith commence
                        construction of the Amphitheater on the Leasehold Tract in accordance with the requirements of the critical path schedule for construction of the Amphitheater which has been, or soon hereafter will be, finalized. All construction work shall be conducted subject to and in compliance with all applicable Legal Requirements.

                              (2) The Landlord and the Tenant shall each pay
                        one-half of the Hard Costs payable on account of construction activities performed prior to the Commencement Date as such Hard Costs become due.

                        (i) Construction Funds.

                              (1) If Bonds are to be issued by the Landlord on
                        the Commencement Date, then, on the Commencement Date,
                        (i) the Landlord shall deliver, pay and deposit the Proceeds, the SJPAC Proceeds and an amount of money equal to the Landlord Construction Cost Amount (as such term is defined in Section 511 hereof) to the Trustee for subsequent disbursement by the Trustee in accordance with the terms of the Indenture and Section 510 hereof and (ii) the Tenant shall deliver, pay and deposit an amount of money equal to the Tenant Construction Cost Amount (as such term is defined in Section 511 hereof) to the Trustee for subsequent disbursement by the Trustee in accordance with the terms of the indenture and Section 510 hereof. If the Tenant Construction Cost Amount is less than $0.00, then the following provisions shall apply:

                                    (i) The Tenant shall have no obligation to
                              deliver, pay or deposit any amount of money to the Trustee on the Commencement Date pursuant to the provisions of clause (ii) of this Section 502(i)(1).

                                    (ii) The Trustee shall disburse to the
                              Tenant on the Commencement Date, out of the Construction Fund, a sum equal to the amount by which the Tenant Construction Cost Amount is less than $0.00.

                              (2) If no Bonds are to be issued by the Landlord
                        on the Commencement Date, then, on the Commencement Date, (i) the Landlord and the Tenant shall either (A) select a mutually acceptable financial institution to act as an escrow agent ("Escrow Agent") to fulfill the responsibilities and duties of the Trustee specified in
                        Section 510 hereof with respect to the Construction Fund or (B) open a joint account ("Escrow Account") at a mutually acceptable financial institution into which all funds required to be deposited into the Construction Fund pursuant to the provisions hereof shall be deposited (the Escrow Agent or the Escrow Account, as applicable, shall be herein called the "Escrow Arrangement"), (ii) the Landlord shall, subject to the provisions contained in clause (3) of this Section 502(i), deliver, pay and deposit the SJPAC Proceeds and an amount of money equal to the Landlord Construction Cost Amount to the Escrow Arrangement for subsequent disbursement in accordance with the terms of Section 510 hereof and (iii) the Tenant shall, subject to the provisions contained in clause (4) of this Section 502(i), deliver, pay and deposit an amount of money equal to the Tenant Construction Cost Amount to the Escrow Arrangement for subsequent disbursement in accordance with the terms of Section 510 hereof.

                              (3) If no Bonds are to be issued by the Landlord
                        on the Commencement Date, then the Landlord shall have the right and option, exercisable in its sole discretion, to fulfill the obligation ("Landlord Contribution Obligation") to deliver, pay and deposit an amount of money equal to the Landlord Construction Cost Amount to the Escrow Arrangement pursuant to clause (ii) of Section 502(i)(2) hereof in installment payments as follows:

                                    (I) On the date of each draw request made
                              pursuant to Section 510 hereof after the time that the SJPAC Proceeds have been disbursed in full from the Construction Fund the Landlord shall deliver, pay and deposit, as an installment against the Landlord Contribution Obligation, an amount equal to 25% of the amount of such draw request.

                                    (II) Subject to the provisions of Section
                              509(c) hereof, the Landlord shall not be obligated to deliver, pay or deposit, pursuant to the Landlord Contribution Obligation, an installment in amount greater than an amount which would cause the aggregate amount of installments delivered, paid and deposited pursuant to the Landlord Contribution Obligation to exceed the Landlord Construction Cost Amount.

                                    (III) The Landlord shall pay, deliver and
                              deposit the entire unfunded portion, if any, of the Landlord Contribution Obligation upon Final Payment (as such term is defined in Section 1510(c) of this Lease).

                        If the Initial Bonds are issued after the Commencement Date, then the Landlord shall deposit, or cause to be deposited, into the Construction Fund on the date of such issuance an amount equal to the then unfunded amount of the Landlord Contribution Obligation.

                              (4) If no Bonds are to be issued by the Landlord
                        on the Commencement Date, then the Tenant shall have the right and option, exercisable in its sole discretion, to fulfill the obligation ("Tenant Contribution Obligation") described in clause (iii) of Section 502(i)(2) hereof in installment payments as follows:

                                    (I) Before making any draw requests pursuant
                              to Section 510 hereof, the Tenant shall deliver, pay and deposit, as an Installment against the Tenant Contribution Obligation, an amount equal to 75% of the amount of such draw request.

                                    (II) Subject to the provisions of Section
                              509(c) hereof, in no event shall the Tenant be obligated to deliver, pay or deposit, pursuant to the Tenant Contribution Obligation, an installment in amount greater than an amount which would cause the aggregate amount of installments delivered, paid and deposited pursuant to the Tenant Contribution Obligation to exceed the Tenant Construction Cost Amount.

                                    (III) The Tenant shall deliver, pay and
                              deposit the entire unfunded portion, if any, of the Tenant Contribution Obligation upon Final Payment (as such term is defined in Section 510(c) of this Lease).

                        If the Initial Bonds are issued after the Commencement Date, then the Proceeds, net of capitalized interest (if any) and the Costs of Issuance, shall be (i) first, to the extent of the unfunded amount of the Tenant Contribution Obligation, added to the Construction Fund, as an offset against the Tenant Contribution Obligation and (ii) second, disbursed to the Tenant.

                        (j) No Representations. Except as may be expressly set
                  forth herein, the Landlord makes no warranties or representations and accepts no liabilities or responsibilities with respect to or for the adequacy, sufficiency or suitability of or defects in or with respect to the design, construction, renovation or installation of any Project.

                        (k) SJPAC's Design Requirements. Notwithstanding any
                  conflicting provision contained in this Lease, if the SJPAC Proceeds have been delivered and paid to the Trustee or the Escrow Agent pursuant to the provisions of Section 502(i) hereof, then no remodeling, additions, modifications or other changes may be made to the Plans and Specifications or to the Project in such a manner which would result in the Amphitheater being constructed in a manner which does not satisfy the design requirements of SJPAC as specified in, and required by, the SJPAC Three-Way Agreement.

            Section 3.2 Section 509 of the Lease is hereby amended in its entirety to read as follows:

                  Section 509. Project Costs: Payment.

                        (a) To ensure that monies sufficient to pay all of the
                  Hard Costs shall be available when required, upon the date of authentication, execution and delivery of the Initial Bonds, the Landlord shall deposit or cause to be deposited with the Trustee the Proceeds of the sale of the Initial Bonds in accordance with the terms of the Indenture. Such moneys shall be deposited in the Applicable Funds created pursuant to the Indenture in the amounts prescribed in the Indenture. In addition, all of the SJPAC Proceeds and the amount of money equal to the Landlord Construction Cost Amount and the Tenant Construction Cost Amount which are each required to be deposited pursuant to the provisions of Section 502(i) hereof shall be deposited in the Construction Fund.

                        (b) The moneys on hand from time to time in the
                  Construction Fund held by the Trustee, or as a part of the Escrow Arrangement, shall be made available for payment of the Hard Costs in the manner provided for in the Indenture (if any) and this Lease. To avoid any ambiguity or uncertainty, it is hereby specifically agreed and acknowledged that all fees and other payments payable to the general contractor under the Master Construction Contract, including any payment related to actual cost savings realized below the Final GMP Amount, shall be Hard Costs which shall be paid out of the Construction Fund.

                        (c) If a construction cost overrun ("Cost Overrun")
                  occurs which results in the amount of moneys in the Construction Fund not being sufficient to pay any of the Hard Costs as they become due, then, as between the Landlord and the Tenant, the obligation ("Cost Overrun Funding Obligation") to pay, deliver and deposit additional moneys into the Construction Fund at such times and in such amounts as may be necessary to provide sufficient moneys in the Construction Fund to pay all of the Hard Costs as and when they become due shall be determined in accordance with the following provisions:

                              (1) To the extent that such Cost Overrun arises
                        out of, relates to or is otherwise attributable to those matters described in Section 4.3.6 of AIA Document A201
                        - General Conditions of the Contract for Construction which will be a part of the Master Construction Contract (i.e. subsurface or otherwise concealed physical conditions related to the Subject Tracts or any other unknown physical conditions of an unusual nature), then the Cost Overrun Funding Obligation shall be the sole responsibility of the Landlord.

                              (2) To the extent that such Cost Overrun arises
                        out of, relates to or is otherwise attributable to (i) the failure of the Tenant to timely fulfill any of its obligations under this Lease or (ii) the fault of the Architect, then the Cost Overrun Funding Obligation shall be the sole responsibility of the Tenant.

                              (3) To the extent that such Cost Overrun arises
                        out of, relates to or is otherwise attributable to the failure of the Landlord to timely fulfill any of its obligations under this Lease, then the Cost Overrun Funding Obligation shall be the sole responsibility of the Landlord.

                        Nothing contained in this Section 509(c) shall be read to imply that the Tenant or the Landlord has released, or is required to release, any claim or cause of action which either may have under any other contractual relationship, including the Master Construction Contract and any contract with the Architect, for reimbursement or recovery of all or any portion of any amounts paid into the Construction Fund pursuant to a Cost Overrun Funding Obligation. To the extent that either party may own any such claim or cause of action with respect to a Cost Overrun which was funded, in whole or in part, by the other party hereto, it will assign to the other party the appropriate portion of such claim or cause of action and thereafter reasonably cooperate in the pursuit of such claim or cause of action. The Landlord shall not commence litigation or other proceedings (or otherwise assert any such claim or cause of action) against the Contractor prior to Final Payment (as such term is defined in Section 510(c) of this Lease).

                              (d) Nothing contained herein or implied hereby,
                        including, without limitation, the fact that the Non-Bond Funds shall be included in the Construction Fund, shall imply that any of the Non-Bond Funds are a part of the Proceeds of the Initial Bonds, that the Non-Bond Funds are repayable by the Tenant or that the Non-Bond Funds are subject to the lien of the Indenture.

                              (e) Notwithstanding the other provisions hereof,
                        (i) the Tenant is solely responsible for the payment of any and all Regular Soft Costs, (ii) the Tenant will not be entitled to receive reimbursement or payment from the Construction Fund pursuant to the provisions hereof with respect to any of the Regular Soft Costs and (iii) the Landlord shall be obligated to pay, when due, any and all Special Soft Costs with no right of reimbursement from the Construction Fund. At the request of the Landlord, the Tenant will provide to the Landlord an accounting of any and all Regular Soft Costs which have been paid by the Tenant through the date of such request with such reasonable detail and back-up as may be specified in such request.

            Section 3.3 Clause (c) of Section 510 of the Lease is hereby deleted and replaced with the following:

                  (c) If, upon the full and final payment ("Final Payment") to the general contractor under the Master Construction Contract any surplus funds shall remain in the Construction Fund which are not required to provide for the payment of any of the Hard Costs, such funds shall be disbursed to the Landlord.

            Section 3.4 Section 511 of the Lease is hereby amended in its entirety to read as follows:

                  Section 511. Certain Definitions. As used in this Lease, the following terms shall have the respective meanings indicated below:

                        (a) "Tenant Construction Cost Amount" shall mean a
                  pecuniary amount determined in accordance with the following provisions:

                              (1) If the Initial Bonds are being issued on the
                        Commencement Date, then the "Tenant Construction Cost Amount" shall mean a pecuniary amount equal to (A) the sum of $31,000,000, the Special Extra Cost Amount and the Pre-GMP Design Change Cost Amount minus (B) the amount of the Net Bond Proceeds minus (C) the Budgeted Soft Cost Amount minus (D) the certified amount of all Hard Costs actually paid by the Tenant at any time on or before the Commencement Date minus (E) the Bond Related Cost Amount.

                              (2) If the Initial Bonds are not being issued on
                        the Commencement Date, then the "Tenant Construction Cost Amount" shall mean a pecuniary amount equal to (A) the sum of $31,000,000, the Special Extra Cost Amount and the Pre-GMP Design Change Cost Amount minus (B) the Bond Related Cost Amount minus (C) the Budgeted Soft Cost Amount minus (D) the certified amount of all Hard Costs actually paid by the Tenant at any time on or before the Commencement Date.

                  As used herein, the term "Net Bond Proceeds" shall mean a pecuniary amount equal to (i) the amount of the Proceeds minus
                  (ii) the portion of the Proceeds which are actually applied towards the Costs of Issuance or capitalized interest. The examples contained in Exhibit "Q" attached hereto are intended to illustrate the practical application of the definition of the term "Tenant's Construction Cost Amount" based upon certain assumptions set forth therein. The amounts and assumptions set forth in Exhibit "Q" are for illustrative purposes only and shall have no substantive bearing on this Lease other than to illustrate the mechanics of making the mathematical determination of the Tenant Construction Cost Amount.

                        (b) "Landlord Construction Cost Amount" shall mean a
                  pecuniary amount equal to (A) the sum of the Final GMP Amount, the Budgeted Soft Cost Amount and the Bond Related Cost Amount minus (B) the amount of the SJPAC Proceeds minus (C) the certified amount of all Hard Costs actually paid by the Landlord at any time on or before the Commencement Date pursuant to the provisions of clauses (b)(4) or (h)(2) of
                  Section 502 hereof (to the extent not paid out of the SJPAC Proceeds) minus (D) the sum of $31,000,000, the Special Extra Cost Amount and the Pre-GMP Design Change Cost Amount. The examples contained in Exhibit "Q" attached hereto are intended to illustrate the practical application of the definition of the term "Landlord Construction Cost Amount" based upon certain assumptions set forth therein. The amounts and assumptions set forth in Exhibit "Q" are for illustrative purposes only and shall have no substantive bearing on this Lease other than to illustrate the mechanics of making the mathematical determination of the Landlord Construction Cost Amount.

                        (c) "Non-Bond Funds" shall collectively refer to (i) the
                  SJPAC Proceeds, (ii) the funds deposited into the Construction Fund by the Landlord in the amount of the Landlord Construction Cost Amount and (iii) the funds deposited into the Construction Fund by the Tenant in the amount of the Tenant Construction Cost Amount.

                        (d) "Substantial Completion" shall mean the occurrence
                  of a certificate of occupancy, whether temporary or permanent, having been issued which permits the Tenant to lawfully use and operate the Amphitheater for its intended purpose of presenting live entertainment events to paying patrons in its "outdoor configuration"; provided, however, if "Substantial Completion" should occur due to the issuance of a temporary certificate of occupancy and thereafter the Amphitheater may not be lawfully used and operated for its intended purpose of presenting live entertainment events to paying patrons in its "outdoor configuration" due to the expiration of such temporary certificate of occupancy, or otherwise, then Substantial Completion shall be deemed to have not occurred at such time.

                        (e) "Completion Deadline" shall mean (i) May 15, 1995 or
                  (ii) if the set of 70% Plans which are required to be delivered pursuant to Section 501 hereof are not delivered on or before the 70% Plan Delivery Deadline, the date which is the same number of days after May 15, 1995 as the date on which such set of 70% Plans are actually delivered is after the 70% Plan Delivery Deadline.

                        (f) "Bond Related Cost Amount" shall mean a pecuniary
                  amount equal to $3,000,000.

                        (g) "70% Plans" shall mean a set of plans and drawings
                  for the Amphitheater which meets the requirements described in Exhibit "R" attached hereto.

                        (h) "Special Extra Cost Amount" shall mean a pecuniary
                  amount equal to the sum of (i) 50% of the amount, if any, by which the line item costs designated in the GMP budget for the Special Extra Cost Items (to the extent that any one or more, or any portion, of the Special Extra Cost Items are incorporated into the design of the Amphitheater) exceeds the Special Threshold Amount up to the Special Ceiling Amount and
                  (ii) and 100% of the amount, if any, by which the line item costs designated in the GMP budget for the Special Extra Cost Items exceeds the Special Ceiling Amount.

                        (i) "Special Extra Cost Items" shall mean the
                  construction and design elements of the Amphitheater identified below which were recommended to be removed from the design and construction of the Amphitheater in the Suggested Cost Reductions ("SCR") dated December 1, 1993 and prepared by Turner Construction Company:

                              (1) SCR #73, #93 and #131 (relating to the
                        redesign of the size of the lobbies).

                              (2) SCR #84 and #85 (relating to use of block
                        instead of brick on lobbies and site buildings).

                              (3) SCR #60 (relating to the reduction of the size
                        of the backstage area).

                              (4) SCR #31 and #32 (relating to the redesign of
                        the restrooms and plumbing).

                        (j) "Regular Soft Costs" shall mean all Soft Costs other
                  than Special Soft Costs.

                        (k) "Special Soft Costs" shall mean any Soft Costs, or
                  any portion thereof, which are incurred at the special instance or request of the Landlord and which would not have been incurred if not for such special instance and request of the Landlord.

                        (l) "Special Threshold Amount" shall mean a pecuniary
                  amount equal to the sum of $500,000 and the Non-Special Savings Amount.

                        (m) "Special Ceiling Amount" shall mean a pecuniary
                  amount equal to the sum of $2,000,000 and the Non-Special Savings Amount.

                        (n) "November Plans and Specifications" shall
                  collectively refer to each and all of the following plans and drawings relating to the Amphitheater:

                              (1) Civil engineering plans and drawings issued by
                        Paulus, Sokolowski and Sartor and dated November 12,
                        1993.

                              (2) Architectural plans and drawings issued by the
                        Architect and dated November 6, 1993.

                              (3) Structural plans and drawings issued by
                        Shepard Crane Associates (SCA) and dated November 8,
                        1993.

                              (4) Theatrical plans and drawings issued by Dall
                        Brown and dated November 6, 1993.

                              (5) Mechanical, electrical and plumbing plans and
                        drawings issued by Day, Brown and Rice and dated November 6, 1993.

            Section 3.5 The Landlord hereby agrees that (i) it will forthwith commence such actions as may be necessary to fulfill its obligations described in Section 515(b) of the Lease and (ii) it will thereafter diligently pursue the completion of such obligations in accordance with the critical path schedule for construction of the Amphitheater which has been, or soon hereafter will be, finalized. Notwithstanding anything to the contrary contained in the Lease, the obligation of the Landlord contained in Section 515(b) of the Lease is a current and binding obligation of the Landlord and is not subject to the fulfillment of any prior condition.

            Section 3.6 Section 515(c) of the Lease is hereby deleted in its entirety and replaced with the following:

                        (c) The Landlord shall forthwith commence, or cause to
                  be commenced, the delivery to the Leasehold Tract of 375,000 cubic yards (truck measure) of construction fill of a quality and of a type to meet the specifications in a contract between the Landlord and Paulus, Sokolowski & Sartor, Inc., dated July, 1993 and thereafter diligently pursue the completion of such obligation in accordance with the critical path schedule for construction of the Amphitheater which has been, or soon hereafter will be, finalized. Notwithstanding anything to the contrary contained in this Lease, the obligation of the Landlord contained in this Section 515(c) is a current and binding obligation of the Landlord and is not subject to the fulfillment of any prior condition.

            Section 3.7 Section 515(d) of the Lease is hereby amended by (x) inserting the word "and" at the end of clause (i) and before clause (ii) and (y) deleting all of clause (iii). Additionally, Section 515(d) of the Lease is hereby amended by adding at the end of the first sentence thereof the following:

                  provided, however, in no event shall the Initial Bonds be in an amount which would cause the Tenant Construction Cost Amount to be less than $0.00 by more than the certified amount of all Costs of the Initial Project (including both Hard Costs and Soft Costs) actually paid by the Tenant at any time on or before the Commencement Date.

            Section 3.8 Clause (b) of Section 517 of the Lease is hereby deleted in its entirety.

            Section 3.9 At the end of Article V of the Lease, a new Section 520 is hereby added to read as follows:

                  Section 520. Landlord's Construction Guaranties.

                        (a) Completion Guaranty. The Landlord guarantees
                  ("Completion Guaranty") to the Tenant that Substantial Completion will occur on or before the Completion Deadline. Notwithstanding anything to the contrary contained herein, if the set of 70% Plans which are required to be delivered pursuant to Section 501 hereof are not delivered on or before August 8, 1994, then (i) the Landlord's guarantee contained in the immediately preceding sentence shall be of no further force or effect and (ii) the Landlord shall not be liable or responsible for any liquidated damages hereunder. In furtherance of the foregoing, the following provisions shall apply:

                              (1) The Landlord acknowledges that the Tenant will
                        be substantially and significantly damaged in amounts that will be difficult to ascertain and quantify if Substantial Completion has not occurred on or before the Completion Deadline. The Landlord agrees that it will pay to the Tenant on the earlier to occur of Substantial Completion or August 15, 1995, as liquidated damages and not as a penalty, the sum determined in accordance with the following provisions:

                                    (I) if Substantial Completion occurs the
                              Threshold Number of Days or less after the Completion Deadline, then the total amount of liquidated damages payable pursuant to this provision shall be $0.00.

                                    (II) If Substantial Completion occurs less
                              than the Back End Number of Days, but more than the Threshold Number of Days, after the Completion Deadline, then the total amount of liquidated damages payable pursuant to this provision shall be equal to the product of $38,000 multiplied by the number of days between the date which is the Threshold Number of Days after the Completion Deadline and the date on which Substantial Completion occurs.

                                    (III) If Substantial Completion is the Back
                              End Number of Days or more after the Completion Deadline, then the total amount of liquidated damages payable pursuant to this provision shall be $950,000, reduced by the amount (if any) of funds contributed to the Construction Fund by the Landlord pursuant to clause (3) of this Section 520(a).

                              (2) Subject to the adjustments set forth in the
                        next succeeding sentence, (i) the term "Threshold Number of Days" shall mean 50 days and (ii) the term "Back End Number of Days" shall mean 75 days. The Threshold Number of Days and the Back End Number of Days shall be adjusted in accordance with the following provisions:

                                    (I) If Substantial Completion is delayed
                              beyond the Completion Deadline due to the occurrence or existence of any one or more Landlord Controlled Events (herein defined), then the Threshold Number of Days and the Back End Number of Days shall each be reduced by the number of days of delay which are attributable to the existence or occurrence of such Landlord Controlled Events. As used in the immediately preceding sentence, the term "Landlord Controlled Event" shall mean (i) the failure of the Landlord to timely fulfill any of its obligations under this Lease or (ii) those matters described in
                              Section 4.3.6 of AIA Document A201 - General
                              Conditions of the Contract for Construction (i.e. subsurface or otherwise concealed physical conditions related to the Subject Tracts or any other unknown physical conditions of an unusual nature).

                                    (II) If Substantial Completion is delayed
                              beyond the Completion Deadline by 30 days or more due to weather conditions, then the Threshold Number of Days and the Back End Number of Days shall each be reduced by nineteen (19) days.

                                    (III) If the Landlord is required to
                              contribute to the Construction Fund any amounts pursuant to the provisions of clause (3) of this
                              Section 520(a), then the Back End Number of Days shall be reduced by a number of days equal to (x) the amount so contributed to the Construction Fund by Landlord divided by (y) $38,000, rounded to the nearest integer.

                              (3) To the extent that construction of the
                        Amphitheater should, at any time, be behind schedule, for any reason other than (x) the failure of Tenant to timely fulfill any of its obligations under this Lease or (y) the fault of the Architect, then the Tenant may, at its option and discretion, accelerate the construction process in such a manner as may be necessary to bring the construction of the Amphitheater back on schedule. If the Tenant so elects to accelerate the construction process, then (i) the Landlord shall be required to deposit into the Construction Fund the first $250,000 of the additional costs attributable to such accelerated work schedule and (ii) the Tenant shall be required to deposit into the Construction Fund the balance, if any, of such additional costs. In order to reduce the total amount of liquidated damages payable by the Landlord to the Tenant pursuant to the provisions of
                        Section 520(a)(1) hereof by an amount equal to any sums contributed to the Construction Fund by the Landlord pursuant to the requirements of the immediately preceding sentence, the Back End Number of Days shall be reduced by the amount specified in clause (III) of
                        Section 520(a)(2) hereof.

                  The rights and remedies afforded the Tenant pursuant to clauses (1), (2) and (3) of this Section 520(a) shall be (i) the sole and exclusive remedies for any breach of the Completion Guaranty by the Landlord and (ii) exercisable by, and available to, the Tenant upon a breach of the Completion Guaranty, on and subject to the provisions of this Section 520(a), without the requirement of providing any notice or opportunity to cure pursuant to the provisions of Section 1305 of this Lease or otherwise satisfying any conditions precedent to the occurrence of a "Landlord Event of Default" under this Lease. The exclusivity of the Tenant's rights and remedies with respect to a breach by the Landlord of the Completion Guaranty shall not be construed as a waiver or release by the Tenant of any other rights or remedies which it may have under this Lease with respect to any other breach or failure of the Landlord to fulfill any of its other obligations hereunder.

                        (b) Contractor's Completion Guaranty. The Tenant's
                  obligations under this Lease are conditioned upon the Tenant obtaining an agreement from the general contractor under the Master Construction Contract, in form, content and substance acceptable to the Tenant, pursuant to which such general contractor agrees to pay an amount of liquidated damages determined as follows:

                              (1) If Substantial Completion occurs 12 days or
                        less after the Completion Deadline, then a total amount of liquidated damages of $0.00.

                              (2) If Substantial Completion occurs 30 days or
                        less but more than 12 days after the Completion Deadline, then a total amount of liquidated damages of $500,000.

                              (3) If Substantial Completion occurs 50 days or
                        less but more than 30 days after the Completion Deadline, then a total amount of liquidated damages equal to the sum of (i) $500,000 and (ii) $25,000 multiplied by the number of days that Substantial Completion occurs beyond the 30th day following the Completion Deadline.

                              (4) If Substantial Completion occurs more than 50
                        days after the Completion Deadline, then a total amount of liquidated damages of $1,000,000.

                  If the condition to the Tenant's obligations hereunder contained in this Section 520(b) is not satisfied to the full and complete satisfaction of the Tenant on or before May 31, 1994, then, at any time before execution of the Master Construction Contract, the Tenant may, subject to the provisions of clause (e) of this Section 520, terminate this Lease by providing notice thereof to the Landlord.

                        (c) Indoor Buildout. To assist in causing Substantial
                  Completion to occur on or before the Completion Deadline, it is agreed that the Landlord and the Tenant shall each have the right and authority to require that the "indoor buildout" requirements of SJPAC not be completed until after the end of the 1995 Open Air Season; provided, however, that the Tenant may not exercise such right unless it determines that completion of the "indoor buildout" requirements of SJPAC will delay or hinder its use, enjoyment or operation of the Amphitheater during the 1995 Open Air Season. If either the Landlord or the Tenant should exercise such right contained in the immediately preceding sentence, then (i) the Landlord shall be required to cause the "indoor buildout" requirements of SJPAC to be completed on or before March 31, 1996 and (ii) the Landlord shall be required to pay all of Tenant's overhead and carrying costs related to the use and operation of the Amphitheater in its indoor configuration (including any and all Rent hereunder) which accrue during the portion of the 1995-96 Enclosed Season for which the Amphitheater is not available for use by the Tenant; provided, however, that the Landlord shall not be obligated to make any payment to the Tenant pursuant to the provisions of clause (ii) of this Section 520(c) if both of the following conditions are satisfied:

                              (1) The Amphitheater may be lawfully and properly
                        used by the Tenant for its purposes in the indoor configuration during the 1995-96 Enclosed Season even though the "indoor buildout" requirements for SJPAC have not been completed; and

                              (2) Either (A) SJPAC agrees that, notwithstanding
                        the provisions of the SJPAC Three Way Agreement, (i) the Tenant may use the Amphitheater exclusively for the first 110 days of the 1995-96 Enclosed Season and (ii) the completion of the "indoor buildout" requirements for SJPAC may be done during the second 110 days of such Enclosed Season in lieu of SJPAC's possessory rights in and to the Amphitheater under the terms of the SJPAC Lease for the 1995-96 Enclosed Season or (B) the Landlord presents a plan for completing the "indoor buildout" requirements for SJPAC over the entire 1995-96 Enclosed Season which (i) will not interfere, delay or impair the Tenant's use of the Amphitheater during the 1995-96 Enclosed Season and (ii) the Tenant approves, in its sole discretion.

                        (d) Landlord's Special Termination Option. If the
                  Landlord and the Tenant have been unable to obtain, prior to August 31, 1994, a Master Construction Contract with an Acceptable Construction Company containing a Final GMP Amount equal to or less than the Maximum Permitted Amount (herein defined), then the Landlord shall have the right to terminate, subject to the provisions of clause (e) of this Section 520, this Lease by written notice to the Tenant at any time after August 31, 1994 but before September 30, 1994. As used in the immediately preceding sentence, the term "Maximum Permitted Amount" shall mean a pecuniary amount equal to the lesser of
                  (i) $34,500,000 or (ii) the sum of (x) $33,000,000 and (y) two
                  times the Special Extra Cost Amount.

                        (e) Outdoor Option. If (i) the Landlord should exercise
                  the right and option contained in clause (d) of this Section 520 to terminate this Lease or (ii) the Tenant should exercise the right and option contained in clause (b) of this Section 520 to terminate this Lease, then the Tenant shall have the right, exercisable at anytime within 30 days after such termination, by providing notice thereof to the Landlord, to fulfill all of its construction obligations contained herein by constructing the Amphitheater as a Summer Facility. If the Tenant should timely exercise such right to construct the Amphitheater as a Summer Facility, then (i) the termination of this Lease shall be deemed to have never occurred or been effective and (ii) the parties hereto shall immediately thereafter (A) each execute and deliver to the other a First Amendment to Lease in the form attached hereto as Exhibit "L-1" and (B) each negotiate in good faith with the other to revise the per ticket surcharge amounts specified in Exhibit "H" attached hereto to attempt to provide similar projected levels of revenues from the Surcharge Revenue notwithstanding that fewer shows will be presented at the Amphitheater as a result of there being no Enclosed Season; provided, however, that failure to reach an agreement as to how the per ticket surcharge amounts specified in Exhibit "H" are to be so revised shall not, in any way, affect the continuing effectiveness of this Lease, the continuing obligations of the parties hereunder (including the Tenant's obligation to charge and collect the per ticket surcharge pursuant to the provisions of Section 304 hereof in the amounts and in the years specified in the column headed "Projected Surcharge Per Ticket" in Exhibit "H" attached hereto) or the effectiveness of the Tenant's exercise of the option to construct the Amphitheater as a Summer Facility.

      Section 4. Modification of Exhibits. Exhibit "E-1" and Exhibit "E-2" currently attached to the Lease are hereby amended in their entirety to read as the exhibits attached to this Amendment marked as Exhibit "E-1" and Exhibit "E-2", respectively. The Exhibits attached to this Amendment marked as Exhibit "P", as Exhibit "Q" and as Exhibit "R", respectively, are hereby deemed to be attached to the Lease as Exhibit "P", as Exhibit "Q" and as Exhibit "R", respectively.

      Section 5. Modification of Exhibit "L-1". Exhibit "L-1" attached to the Lease is amended as follows:

            5.1 Such provisions are hereby added to Exhibit "L-1" as may be necessary to reflect that it is a complete amendment and restatement of this Amendment and that it supersedes, replaces and nullifies all of the provisions contained in this Amendment other than the provisions of Sections 2, 5 and 6 of this Amendment. In that connection, all references in Exhibit "L-1" to a "First Amendment to Lease" shall be changed to references to an "Amended and Restated Second Amendment to Lease".

            5.2 Such provisions are hereby added to Exhibit "L-1" as may be necessary to reflect that the Amphitheater to be constructed by the Tenant pursuant to the Original Lease, as amended by the Prior Amendments and the provisions of Exhibit "L-1" shall not be completed until the 1996 Open Air Season, including, without limitation, a provision that all of the applicable dates contained in the Original Lease (as amended by the Prior Amendments) which relate to the conditions benefitting the Tenant and the deadlines for satisfying those conditions shall be extended by one year each.

      Section 6. Modification of "Proceeds". The phrase "to the Trustee" appearing in the second line of the defined term "Proceeds" in Section 101 of the Lease is hereby replaced with the phrase "to the Landlord".

      Section 7. Ratification and Confirmation. Except as expressly amended hereby, the Lease is hereby ratified, confirmed and carried forward in all respects.

      WITNESS the execution hereof effective as of the date and year first above written.

ATTEST:                                   NEW JERSEY ECONOMIC DEVELOPMENT
[SEAL]                                    AUTHORITY, the Landlord


/s/ Richard L. Timmons                    By: /s/ Caren S. Franzini
----------------------------------           ----------------------------------
Assistant Deputy Director                    Executive Director
Richard L. Timmons                           Caren S. Franzini

WITNESS:

                                          PAVILION PARTNERS, a Delaware general
                                          partnership, the Tenant

                                          By: SM/PACE, Inc., its general partner


/s/ [ILLEGIBLE]                               By: /s/ Brian E. Becker
----------------------------------               ------------------------------
                                                 Name: Brian E. Becker
                                                 Title: Chief Executive Officer

                 EXHIBIT E-1: COSTS TO BE INCLUDED IN TURNER GMP

1. All items included in the Turner Construction Company budget dated November 22, 1993 consisting of ninety pages.

2. SJPAC Facilities including administration office, classrooms and black box (exclusive of furniture, fixtures and equipment).

3.    Electronic Architecture

4.    Graphic Lighting - Exterior

5.    Orchestra Shell

6.    Seating:

      a.    Standard
      b.    Theatrical upgrade
      c.    Aisle Lighting

7.    Stage Lighting Fixtures

8.    Stage System (Wenger)

9.    Orchestra Pit

10.   Stage Showdeck

11.   Sales Tax Exemption

12.   General Conditions

13.   General Liability Insurance

14.   Builder's Risk Insurance

15.   General Contractor's Fees

16.   Pre-Construction Costs

17.   Direct and Indirect Cost Associated with Acceleration of Project Schedule

                       EXHIBIT E-2: COSTS OUTSIDE THE GMP

            Cost Item

1.    TENANT'S EQUIPMENT REQUIREMENTS:

       Audio Equipment
       Rigging
       Spotlights
       Video
       Communication - other
       Computers
       Concessionaire Equipment
       Drop boxes
       Furniture & Equipment - Dressing Rooms
       Furniture & Equipment - Office
       Patio Tables and Chairs
       Signage - facility
       Seating: Box Seating Equipment
       Telephone System
       Tents

2. OVERHEAD FEES AND COSTS INCURRED OR PAID BY TENANT FOR THE FOLLOWING TYPES OF SERVICES AND ITEMS:

      Architectural Design
      Civil Engineering
      M.E.P. Engineering
      Structural Engineering
      Acoustical Engineering
      Landscape Design
      Construction Testing
      Permit Expenses
            CCMUA - Review
            CCMUA - Connection Fee
            CCMUA - User Fee
            CC Plan Review - RV
            Construction Permit
            Miscellaneous Permits
            Schuster
      Geotechnical Engineering (Partial-shared with Landlord)
      Construction Consultant
      Project Manager
      Survey (Onsite)
      Theatrical Consultants:
            Jaffe
            Brown
      Other Consultants - Fuller
      A & E Contingency

3. START-UP COSTS INCURRED OR PAID BY TENANT FOR THE FOLLOWING TYPES OF SERVICES AND ITEMS:

      Consultants (Real Estate)
      Electrical Connections
      Liquor License
      G & A, Marketing
      Legal
      Market Study
      Relocation - GM & key executives
      Project Travel Expense

4.    OFFSITE/OTHER COSTS INCURRED OR PAID BY TENANT FOR THE FOLLOWING ITEMS:

      Tenant's Contingency
      Expenditures to Date by Tenant
      Interim Interest

NOTE: Soft Costs do not include any equipment, overhead, design services, start-up costs or other expenditures required to meet the specifications of SJPAC. All such costs shall be the sole and exclusive cost of SJPAC.


                                   EXHIBIT E-2

                                   Exhibit "P"

                       DESCRIPTION OF MODIFICATIONS TO THE
                                 FACILITY DESIGN

      The reference to SCR in this Exhibit "P" shall refer to the Suggested Cost Reductions dated December 1, 1993 and prepared by Turner Construction Company which sets forth a list of various design and construction changes and additions to the November Plans and Specifications. The following is the list of agreed upon changes and deletions by reference to the item numbers out of the SCR:

      A.    Deletions

             SCR Item No.                Description

                   2         Reduce number of test piles

                   3         Change concrete paving to asphalt

                   5         Reduce interior movable partition allowance

                  13         Eliminate GWB on interior faces of pavilion

                  14         Delete parapet wall at loading dock

                  15         Reduce wick allowance to $30,000

                  16         Reduce HVAC tonnage to 650 based on enclosed
                             October-March

                  20         Delete double footings at interior walls

                  22         Revise emergency power distribution
                             limit to pavilion building only

                  27         Change automatic gates to manual

                  29         Change plaza retaining walls to Hilfiker system

                  30 Change pavilion walls to precast and delete lateral beam support

                  34         Reduce boiler room one-third

                  36         Delete sheet piling

                  50         Delete screen wail theatrical allowance

                  51         Reduce kiosks

                  52         Reduce lawn seating 40 feet north

                  53         Reduce Clinton retaining wall height

                  63         Removable rear wall - change to fixed panels

                  64         Reduce rear of pavilion structure by 10'

                  65         Incorporate EIFS facia at the rear wall

                  67 Delete all incandescent light fixtures double quantity of FA fixtures

                  72         Delete brick piers on site fencing

                  74         Delete piles under backstage area

                  79         Delete dimmer room

                  86         Delete insulation on concession buildings

                  99         Reconfigure lawn seating stairs to mid-lawn

                 102         Reduce square footage of administration building

                 107 Incorporate effects of building volume reduction in HVAC-AHU's, chillers, duct work, piping

                 120         Redesign HVAC system for gas fired rooftop units

                 121         No C/Score on CMU

                 123         Change concrete foundation walls to CMU

                 124         Specify cheaper light fixtures

                 126         Delete remaining two-thirds of boiler room

                 128         Delete aluminum soffit on restrooms

                 129         Delete heat way piping

                 130         Delete Hilfiker wall on Clinton Street and plazas

      B.    Additions

             SCR Item No.             Description

                 119         Add pumping station and equipment

                 132         Add showdeck stage

                 133         Increase sound system allowance

                 134         Add sound trap curtain

                                   EXHIBIT "P"

                 135         Catwalk dimmer rooms

                 136         Add doghouse on lobby roof

                 137         Add bench seating

                 138         Add asphalt paving under bench seating

                 139         Add retaining wall at cross aisle

                 140         Electronic architecture

                 141         Graphic lighting exteriors

                 142         Orchestra shell

                 143         Seating

                 144         Theatrical upgraded seating

                 145         Seat mounted aisle lights

                 146         Stage system


                                   EXHIBIT "P"

                                   Exhibit "Q"

EXAMPLE ONE: Bonds Issued with capitalized interest included

A.    Assumptions

      1.    Proceeds = $26,100,000
      2. Net Bond Proceeds = $23,100,000 [assume: $500,000 of Costs of Issuance and $2,500,000 capitalized interest]
      3.    Final GMP Amount = $31,500,000
      4.    Tenant's Hard Costs before Commencement Date = $750,000
      5.    Landlord's Hard Costs before Commencement Date = $750,000
      6.    Projected interest for 730 days exceeds capitalized interest = $0.00
      7.    Special Extra Cost Amount = $0.00
      8.    Pre-GMP Design Change Cost Amount = $0.00
      9.    SJPAC Proceeds = $3,940,000

B.    Calculation of Tenant Construction Cost Amount ("TCCA") per Section 511
      (a)(1)

      TCCA =     (A) $31,000,OO0 + $0.00 + $0.00; minus
                 (B) $23,100,000; minus
                 (C) $5,500,000; minus
                 (D) $750,000; minus
                 (E) $3,000,000.

      TCCA = ($1,350,000). Thus, $1,350,000 will be disbursed to Tenant on the Commencement Date from the Construction Fund pursuant to Section 502(i)(1)(II).

C.    Calculation of Landlord Construction Cost Amount ("LCCA") per Section
      511(b)

      LCCA =     (A) $31,500,000 + $5,500,000 + $3,000,000; minus
                 (B) $3,940,000; minus
                 (C) $750,000; minus
                 (D) $31,000,000 + $0.00 + $0.00.

      LCCA =     $4,310,000
                 ==========

D.    Sources and Uses Summary

Sources                                      Uses
-------                                      ----

$26,100,000 - Bond Proceeds                  $31,500,000 - Final GMP

$ 3,940,000 - SJPAC Proceeds                 $ 3,000,000 - Costs of Issuance and
                                             Capitalized interest

$ 4,310,000 - LCCA                           $ 1,350,000 - Negative TCCA

$   750,000 - Tenant Pre-Commencement
                    Date Contribution.

$   750,000 - Landlord Pre-Commencement
                    Date Contribution

$35,850,000 - TOTAL SOURCES                  $35,850,000 - TOTAL USES
===========                                  ===========

EXAMPLE TWO: Bonds issued without capitalized interest included

A.    Assumptions

      1.    Proceeds = $23,600,000
      2. Net Bond Proceeds = $23,150,000 [assume: $450,000 of Costs of Issuance and $0.00 of capitalized interest]
      3.    Final GMP Amount = $31,500,000
      4.    Tenant's Hard Costs before Commencement Date = $750,000
      5.    Landlord's Hard Costs before Commencement Date = $750,000
      6.    Special Extra Cost Amount = $0.00
      7.    Pre-GMP Design Change Cost Amount = $0.00
      8.    SJPAC Proceeds = $3,940,000

B.    Calculation of Tenant Construction Cost Amount ("TCCA") per Section
      511(a)(1)

      TCCA =   (A) $31,000,000 + $0.00 + $0.00; minus
               (B) $23,150,000; minus
               (C) $5,500,000; minus
               (D) $750,000; minus
               (E) $3,000,000.


                                   Exhibit "Q"

      TCCA = ($1,400,000). Thus, $1,400,000 will be disbursed to the Tenant on the Commencement Date from the Construction Fund pursuant to Section 502(i)(1)(II).

C.    Calculation of Landlord Construction Cost Amount ("LCCA") per Section
      511(b)

      LCCA =   (A) $31,500,000 + $5,500,000 + $3,000,000; minus
               (B) $3,940,000; minus
               (C) $750,000; minus
               (D) $31,000,000 + $0.00 + $0.00

      LCCA =   $4,310,000
               ==========

D.    Sources and Uses Summary

Sources                                 Uses
-------                                 ----

$23,600,000 - Bond Proceeds             $31,500,000 - Final GMP

$ 3,940,000 - SJPAC Proceeds            $   450,000 - Costs of Issuance
                                        [Note: capitalized interest is now "off
                                        budget"]

$ 4,310,000 - LCCA                      $1,400,000 - Negative TCCA

$   750,000 - Tenant Pre-Commencement
                    Date Contribution

$   750,000 - Landlord Pre-Commencement
                    Date Contribution

$33,350,000 - TOTAL SOURCES             $33,350,000 - TOTAL USES
===========                             ===========


                                   Exhibit "Q"

EXAMPLE THREE: No Bonds issued

A.    Assumptions

      1.    Proceeds = $0.00
      2.    Final GMP Amount = $31,500,000
      3.    Tenant's Hard Costs before Commencement Date = $750,000
      4.    Landlord's Hard Costs before Commencement Date = $750,000
      5.    Special Extra Cost Amount = $0.00
      6.    Pre-GMP Design Change Cost Amount = $0.00
      7.    SJPAC Proceeds = $3,940,000

B.    Calculation of Tenant Construction Cost Amount ("TCCA") per Section
      511(a)(2)

      TCCA =   (A) $31,000,000 + $0.00 + $0.00; minus
               (B) $3,000,000; minus
               (C) $5,500,000; minus
               (D) $750,000.

      TCCA =   21,750,000
               ==========

C.    Calculation of Landlord Construction Cost Amount ("LCCA") per Section
      511(b)

      LCCA =   (A) $31,500,000 + $5,500,000 + $3,000,000; minus
               (B) $3,940,000; minus
               (C) $750,000; minus
               (D) $31,000,000 + $0.00 + $0.00.

      LCCA =   $4,310,000
               ==========


                                   Exhibit "Q"

D.    Sources and Uses Summary

Sources                                 Uses
-------                                 ----

$21,750,000 - TCCA                      $31,500,000 - Final GMP

$ 3,940,000 - SJPAC Proceeds            $      0.00 - Bond Costs [Note: all
                                                       financing costs are "off
                                                       budget" in this example]

$ 4,310,000 - LCCA

$   750,000 - Tenant Pre-Commencement
                    Date Contribution

$   750,000 - Landlord Pre-Commencement
                    Date Contribution

$31,500,000 - TOTAL SOURCES             $31,500,000 - TOTAL USES
===========                             ===========


                                   Exhibit "Q"

Camden Amphitheater

                                   EXHIBIT "R"
                             DEFINITION OF 70% PLANS

--------------------------------------------------------------------------------

The following descriptions outline the minimum requirements for documentation at each level. Where this is less than the requirements of the AIA Building Design
Section 2.5 (Document B141), the AIA requirements shall take precedence. In general, all 70% documents should contain enough information and coordination to solicit lump sum bids from trade contractors.

All items contained in the project are assumed to be non proprietary and we will be able to solicit at least three manufacturers' bids for each item.

1.    Surcharge Documents - 70%/100%

      Civil drawings showing location and scope of surcharge. Specification for soil placement/compaction with all necessary monitoring/measuring equipment referenced.

2.    Civil Documents - 70%

      All civil documents showing sufficient information for bidding the bulk fill, excavation and wicks. This should include rough site grades and elevations. The scope of the wicks should be fully designed and shown. All specifications for these items should be included. Any slope stabilization/reinforcing should be fully designed and specified. Utility sizes and locations should be shown, along with preliminary landscaping and irrigation. All relevant specifications should be included.

3.    Structural - 70%

      All piles should be shown and detailed with top and bottom elevations listed. Reinforcing and other details should also be shown. The test piles should be fully designed and specifications included. All pile caps and grade beams/spread footings should be shown, sized and details referenced. Anchor bolts footing elevations should be shown and located. All structural plans/elevations should be included showing member sizes and weights with noted lengths and dimensions. Horizontal and vertical sections through each element should be included. Specifications for steel grade, finishes, connections information, etc. should be included. The plans should contain a column schedule and show all member forces/reactions. Spray-on fireproofing requirements and specifications should be indicated and included. Plan drawings showing all slab on grade and subgrade requirements should be included. These should reference details and specifications. All reinforcement, vapor barrier/waterproofing, finishes and thicknesses should be shown.


                                   Page 1 of 5                            5/4/94

Camden Amphitheater

Exhibit "R"
Definition of 70% Plans - Continued

--------------------------------------------------------------------------------

4.    Architectural Precast - 70%/100%

      Plans, elevations and sections of precast concrete walls showing all details, connections and interfaces should be included. Fully coordinated specifications should also be included designating all required finishes, thicknesses, surface treatments and perimeter treatments.

5.    Architectural Drawings - 70%

      The architectural plans should at minimum show and locate all buildings, kiosks, gazebo's, sheds and other structures including reference to established x-y grid system and finished floor heights. All specifications should be project specific.

      1. Floor plans, 1/8" scale minimum, showing layouts of all partitions (types clearly marked on the drawing), locations of all doors with all doors and rooms numbered to a system.
      2. Partition schedule, heights, and specifications including fire/sound rating
      3.    Door, frame, and hardware schedule with specifications
      4. Finish schedule/specifications for flooring, walls, base, and ceilings referenced to the room numbering. Ceiling heights also to be defined
      5.    Reflected ceiling plan showing all bulkheads, soffits, and coffers
      6.    Sections for each type of wall partition
      7. Exterior wall elevations, minimum 1/8" scale, and window schedule showing size and type of window. Elevations to show any window operation
      8. Sections through building showing floor heights, ceiling heights, and any special conditions
      9. Sections and details for each type of exterior wall system including details at window hand/jamb/sill. All connection details to structural frame should be shown
      10.   Details of all special items
      11. Roof layout including size and location of all equipment and skylights
      12. Sections, details, and specifications at each type of roof and all curbs, copings, parapets
      13. Description, specification, and extent of all dampproofing and waterproofing
      14.   Locations, sizes, and specifications of all special doors
      15. Specifications and sufficient information to establish the scope and quality of items such as:
            a.    Lockers
            b.    Shelving
            c.    Cabinets
            d.    Draperies and blinds
            e.    Grilles, screens, and enclosures
            f.    Casework
            g.    Toilet room partitions and accessories
            h.    Directories
            i.    Graphics and signage
            j.    Wall and corner guards
            k.    All other fit-out items


                                   Page 2 of 5                            5/4/94

Camden Amphitheater

Exhibit "R"
Definition of 70% Plans - Continued

--------------------------------------------------------------------------------

5.    Architectural Drawings - 70% - Continued

      16. Details, elevations and specifications for the Pavilion rear removable wall system including all finishes, seals, insulation and substructure.
      17. Details, elevations and specifications for the interior moveable wall system including all finishes, ancillary equipment, doors, hardware and track.
      18. All storefront and masonry elevations should be included and detailed (minimum size 1" = 8') showing all interfaces, corners, heads, jambs, and sills.
      19. The site sound wall should be shown and fully detailed including elevations and specifications. All finishes, surface treatments and structure should be fully designed.
      20. All site stairs and paving should be shown and detailed including enlarged plans and structural plans/details to show grades, thicknesses, materials and specifications.

6.    Mechanical - 70%

      Equipment schedule listing number and capacity of all fans, pumps, compressors, diffusers, etc. including manufacturers names, model numbers and electrical/gas/water feeds.

      Size, location, make and model of gas-fired roof top units including ATC piping, controls, utility requirements, valving and connections in accordance with TCCo Cost Reduction narrative. Coordination with lobby structure curb to roof details and vibration isolation and sound attenuation is also required.

      Plan showing all duct/pipe sizes and locations including dampers, louvers, diffusers, valves and insulation. Plan location and layouts for all equipment.

      Specification of all devices, requirements and sequence of operation for ATC and/or BMS systems.

      All details, connections, specifications and valving arrangement for piping, ductwork and equipment.

      All piping, valves, sizes and locations required for all kitchen equipment including concession equipment by Ogden Services.

7.    Plumbing - 70%

      Single line layout showing all sizes and locations for stacks, risers, water lines and sanitary drainage, including valving & insulation.

      Plumbing fixture type, including manufacturer name and model number, specifications, quantity and location for all buildings.


                                   Page 3 of 5                            5/4/94

Camden Amphitheater

Exhibit "R"
Definition of 70% Plans - Continued

--------------------------------------------------------------------------------

7.    Plumbing - 70% - Continued

      Hot water heating systems for all buildings, showing all sizes and locations for hot water heaters, piping, valving and insulation.

      Drawings and specifications for the water pumping station including all sizes and location for equipment, piping, tie-in valving, vibration isolation and insulation.

      Valve sizes and locations required for all kitchen equipment including concession equipment by Ogden Services.

8.    Fire Protection - 70%

      Single line layout showing all sizes and locations for risers, branches and connections to domestic water system including all valving or plan layout of each system and coverage required.

      Specifications on head type(s) and locations including acceptable manufacturers.

      Make and model of fire pump including pipe sizes and electrical feed requirements.

      Valve sizes and locations required for all kitchen equipment (hoods) including concession equipment by Ogden Services.

9.    Electrical - 70%

      All lighting, power and control systems should be designed and specified including, but not limited to, the following:

      1. Single line diagrams and layout showing incoming service, location and size of switchgear, main feeders, meters, and panels
      2.    Equipment schedule including all panel sizes, feeders, etc.
      3.    Sizes and locations of all switches, breakers, etc.
      4.    Detailed power and lighting layout showing all circuit references
      5.    Description, extent and layout for all special systems including
            a.    Fire alarm showing the site loop layout
            b.    Telephone
            c.    Control system requirements (computer)
            d.    Security system
      6.    Specification and size of emergency generator


                                 Page 4 of 5                              5/4/94

Camden Amphitheater

Exhibit "R"
Definition of 70% Plans - Continued

--------------------------------------------------------------------------------

10.   Equipment - 70%

      All required equipment should be shown on the plans and specified. The site benches, if required, should reference a type, model number and total LF of bench required.

11.   Theatrical - 70%

      All theatrical equipment, furnishings and interfaces should be designed, coordinated and specified. This should include but not be limited to:

            o Stage
            o Showdeck stage
            o Sound system/speaker system
            o Curtains
            o Dimmer equipment
            o Lighting
            o ERES
            o Orchestra shell
            o Seating
            o Portal legs
            o Rigging, counterweights and line sets
            o Draperies
            o Intercom/Paging system
            o Outlet devices


                                   Page 5 of 5                            5/4/94